UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 17, 2016

TARGA RESOURCES CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-34991	20-3701075
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

1000 Louisiana, Suite 4300

Houston, TX 77002

(Address of principal executive office and Zip Code)

(713) 584-1000

(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 17, 2016, Targa Resources Corp. ( “TRC”) completed the previously announced transactions contemplated by the Agreement and Plan of Merger, dated as of November 2, 2015 (the “Merger Agreement”), by and among TRC, Spartan Merger Sub LLC, a Delaware limited liability company and a wholly owned subsidiary of TRC (“Merger Sub”), Targa Resources Partners LP, a Delaware limited partnership (the “Partnership”) and Targa Resources GP LLC, a Delaware limited liability company and the general partner of the Partnership ( “TRP GP”). Pursuant to the terms and conditions set forth in the Merger Agreement, Merger Sub merged with and into the Partnership, with the Partnership continuing as the surviving entity and as a subsidiary of TRC (the “Merger”). Upon consummation of the Merger, TRC indirectly acquired all of the outstanding common units representing a limited partner interest in the Partnership (“Common Units”) that TRC and its subsidiaries did not already own.

Merger Agreement

Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each outstanding Common Unit was converted into the right to receive 0.62 of a share of common stock of TRC, par value $0.001 per share (“TRC shares” and such amount, the “Merger Consideration”), other than (i) Common Units that were owned immediately prior to the Effective Time of the Merger by the Partnership or its subsidiaries, which were automatically cancelled and ceased to exist, and (ii) Common Units owned immediately prior to the Effective Time of the Merger by TRP GP or TRC or any of its subsidiaries (other than TRP and its subsidiaries), which will remain outstanding in the Partnership, unaffected by the Merger. No fractional TRC shares will be issued in the Merger, and Common Unitholders will, instead, receive cash in lieu of fractional TRC shares.

Pursuant to the Merger Agreement and the approval of our compensation committee, for each named executive officer of TRP GP and TRC, each performance unit award previously granted pursuant to the Targa Resources Partners LP Long-Term Incentive Plan (the “TRP LTIP”) held by that executive officer that is outstanding and unvested immediately prior to the Effective Time of the Merger, automatically and without any action on the part of the holder of such performance unit award, converted and restated into a comparable award with respect to TRC shares, which award (i) entitles the holder to receive a number of TRC shares calculated by multiplying the Exchange Ratio (as defined in the Merger Agreement) by the number of performance units denominated in such performance unit award, (ii) remains subject to the same time-based vesting, forfeiture, and termination provisions as included in the original performance unit award and (iii) eliminates the performance factor which was based on Common Units. In addition, all amounts previously credited to the named executive officers as distribution equivalent rights under performance unit awards granted pursuant to the TRP LTIP continue to remain so credited and payable on the same payment date set forth in the respective award agreements, subject to the same time-based vesting schedule previously included in the performance unit award, but without application of any performance factor.

Pursuant to the Merger Agreement, TRC will issue approximately 104.5 million TRC shares to the common unitholders of the Partnership (other than TRC and its subsidiaries) as the Merger Consideration as described above.

The summary of the Merger Agreement in this Current Report on Form 8-K does not purport to be complete and is qualified by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 to TRC’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 6, 2015 and incorporated herein by reference.

Item 8.01 Other Events.

On February 17, 2016, TRC issued a press release announcing the completion of the Merger, a copy of which is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press Release, dated February 17, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TARGA RESOURCES CORP.

February 19, 2016	By:	/s/ Matthew J. Meloy
	Name:	Matthew J. Meloy
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	Press Release, dated February 17, 2016

5